FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT AND
ESCROW INSTRUCTIONS

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS (“First Amendment”) is made and entered into effective as of this 10th day of November, 2014 by and among KADIMA MEDICAL PROPERTIES, LLC, a Delaware limited liability company (“Seller”), GAHC3 INDEPENDENCE MOB PORTFOLIO, LLC, a Delaware limited liability company (“Buyer”), and FIRST AMERICAN TITLE INSURANCE COMPANY (“Escrow Agent”).

Recitals

WHEREAS, Seller and Buyer entered into that certain Purchase and Sale Agreement and Escrow Instructions, dated as of October 15, 2014 (the “Purchase Agreement”); and

WHEREAS, Seller and Buyer seek to amend the Purchase Agreement as set forth below.

Agreement

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

1.    Recitals. The recitals set forth above are true and correct and are hereby incorporated in their entirety. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.
2.    Allocated Purchase Prices. Schedule 1.3 of the Purchase Agreement is hereby deleted in its entirety and replaced with Schedule 1.3 attached hereto and made a part hereof.
3.    Lessor Estoppels. Pursuant to Section 3.5(b) of the Purchase Agreement, Buyer has identified certain changes to the forms of Lessor Estoppels that are specific to such Ground Leases and Parking Lease; provided, however, the same remaining subject to the Lessor obligations under such Ground Leases and Parking Leases and the other caveats and conditions set forth in Section 3.5(b) of the Purchase Agreement. The revised forms of Lessor Estoppels are attached hereto as Exhibit 3.
4.    Closing Date. The first sentence of Section 4.1(a) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:
“The Closing (as hereinafter defined) of the transaction contemplated hereby shall be consummated on January 6, 2015 (the “Closing Date”) TIME BEING OF THE ESSENCE, subject to the express adjournment rights granted in this Agreement.”
5.    Ground Lease Property. Section 4.2(b) of the Purchase Agreement is hereby amended to provide that with respect to the Ground Lease Property, Seller will deliver (i) a duly executed assignment and assumption of ground lessee’s interest in the applicable ground lease in the form attached hereto as Exhibit H-1; and (ii) a duly executed special warranty deed conveying the Improvements located on the Ground Lease Property to Buyer in the form attached hereto as Exhibit H-2, but with such changes thereto as are required by any applicable laws in the jurisdiction where such Ground Lease Property is located, together, if expressly required pursuant to the terms of such Ground Lease, with written consent of the applicable ground lessor to the Assignment of Ground Lease.
6.    Intentionally omitted.
7.    Recognition Agreement. Pursuant to Section 5.3(j) of the Purchase Agreement, Buyer is requesting a recognition and non-disturbance agreement from the prime ground lessor under the Ground Lease affecting a portion of the Morristown Property, in the form attached hereto as Exhibit 5. The terms and conditions of Section 5.3(j) remain unmodified including, without limitation, that the failure to obtain such recognition and non-disturbance agreement shall not be (a) a failure of a condition to Purchaser’s obligations to close the transaction or (b) deemed to be a breach by Seller under the Purchase Agreement.
8.    Verona Property Covenants. The Purchase Agreement is hereby amended to insert the following new Section 5.3(o), which shall read in its entirety as follows:
“(o) Verona Property Covenants. Seller acknowledges that Buyer is exercising its rights under Section 3.1(c) of the Agreement to conduct a Phase II Environmental Assessment (including any reasonably recommended ground water sampling) on the Verona Property prior to Closing with respect to the metallic, cylindrical anomaly suspected of being an inactive underground storage tank as identified by Partner Engineering and Science, Inc. in that certain Geophysical Investigation Report dated October 6, 2014 (the “Anomaly”). Buyer shall be responsible for all costs of removal, investigation and remediation relating to the Anomaly. Buyer shall have the right (but shall not be required) to obtain environmental insurance in connection with or related to the Property, which insurance will (i) be on the Basic Terms (as hereinafter defined), (ii) name Seller as an additional insured and (iii) shall be at Buyer’s sole cost and expense (“Environmental Insurance”), subject to reimbursement as set forth below. Prior to Closing, Buyer will obtain written bindable quotes from at least two (2) unaffiliated third party reputable insurance companies for the Environmental Insurance, from such unaffiliated third parties, and shall promptly thereafter (within three (3) Business Days) notify Seller in writing of the bindable Environmental Insurance quotes received by Buyer, which Environmental Insurance shall (a) be for a term of five (5) years, (b) with an aggregate coverage limit of $5,000,000.00, (c) be subject to a deductible of not more than $50,000.00, per occurrence, and (d) be written by insurers having a rating not less than A XV ((a)-(d) shall collectively be referred to as the “Basic Terms”). Notwithstanding anything set forth in this Agreement to the contrary, Seller agrees that Buyer may provide copies of Buyer’s Phase I Environmental Assessment, Phase II Environmental Assessment, and this Agreement to Buyer’s insurance broker and to the insurance agents and companies providing quotes for the Environmental Insurance. If Seller believes it can obtain Environmental Insurance at a lower cost, Seller shall have a period of ten (10) Business Days after such notification from Buyer to obtain a bindable written quote for Environmental Insurance in substantially the same form, with materially similar coverage and deductible, as the Environmental Insurance selected by Buyer, issued by an insurer having the same or better rating as the insurer selected by Buyer. If Seller obtains such bindable written quote for Environmental Insurance satisfying the foregoing requirements during the ten (10) Business Day period, and if Buyer has elected to obtain Environmental Insurance, Buyer shall purchase the Environmental Insurance through Seller’s selected insurer. If Seller fails to provide such bindable written quote during ten (10) Business Day period, Buyer may purchase the Environmental Insurance Buyer selected. On or prior to the Outside Claim Date, Seller shall reimburse Buyer from the Holdback Escrow Fund for the cost of the Environmental Insurance obtained by Buyer (the “Seller Reimbursement Obligation”). Notwithstanding the foregoing, if the remediation costs, as required by applicable law to be incurred by Buyer or to be incurred by Buyer pursuant to a written binding estimate (from a reputable, third party, unaffiliated environmental consultant regularly engaged in the business of remediation for the Anomaly of the type required for the Verona Property), in connection with the investigation, removal and remediation of the Anomaly, exclusive of the cost of the premium for the Environmental Insurance (the “Remediation Costs”), is less than Three Hundred Thousand and No/100 Dollars ($300,000.00) in the aggregate (the “Expense Threshold”), or if there are no costs in the event that no remediation is required, i.e. that the Remediation Costs would be equal to zero (0), the Seller shall receive a credit against the Seller Reimbursement Obligation in the amount of the difference between the Remediation Costs and the Expense Threshold, up to the total cost of the Environmental Insurance.
Seller agrees to cooperate with Buyer (at no cost to Seller, except as otherwise expressly set forth above) in connection with the Phase II Environmental Site Assessment and Buyer obtaining the agreed upon Environmental Insurance. Notwithstanding anything set forth in this Agreement to the contrary, the provisions of this Section 5.3(o) shall survive Closing until the Outside Claim Date.”

9.    Supplementing Section 9.1 of the Purchase Agreement, as of the Closing hereunder, except as to Section 5.3(o) with respect to the Seller Reimbursement Obligation, only, and 5.1(k) of the Purchase Agreement, Buyer hereby releases and covenants not to sue Seller with respect to any claims, costs, suits, proceedings, natural resource damages or the like relating to the environmental condition of the Verona Property, including, but not limited to, any such claims, etc. based on common law or statute, and all federal, state and local laws, rules, ordinances, etc. which relate to the environmental condition of the Verona Property or hazardous substances at or emanating therefrom.
10.    Davis Square Property Covenants. The Purchase Agreement is hereby amended to insert the following new Section 5.3(p), which shall read in its entirety as follows:
“(p)    Seller agrees to cooperate with Buyer in connection with having the Land Court enter the Certificate of Title vesting title in the Davis Square Property in Seller, having the Land Court enter the Certificate of Title vesting title in the Davis Square Property in Buyer, and withdrawing the Davis Square Property from Land Registration, all at no cost to Seller; provided, however, the failure of Buyer to complete any of the foregoing shall not be deemed either (a) a failure of a condition under the Purchase Agreement to Buyer’s obligation to close or (b) a breach by Seller under the Purchase Agreement. The provisions of this Section 5.3(p) shall survive Closing.”
11.    Notice of Settlement. Seller acknowledges that the recordation of Notices of Settlement with respect to the Morristown Property and Verona Property is required prior to Closing by NJSA 46:26A-11 et seq. Seller agrees that Buyer or the Title Company may record such Notices of Settlement, in form and substance reasonable acceptable to Seller and the Title Company, and Seller agrees to cooperate with the recordation at no cost to Seller.
12.    Ratifications. Except as specifically herein amended, all terms, provisions, conditions and exhibits contained in the Purchase Agreement are hereby confirmed, ratified and restated and shall remain unmodified and in full force and effect. In the event that any provision of this First Amendment shall conflict with the terms, provisions, conditions, and exhibits of the Purchase Agreement, the terms of this First Amendment shall govern and control.
13.    Counterparts; Signatures. This First Amendment may be executed in any number of counterparts and by each of the undersigned on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts when taken together shall constitute but one and the same First Amendment. Signatures to this First Amendment transmitted in .pdf (portable document format) via electronic mail or other electronic means shall be treated as originals in all respects for purposes of this First Amendment. Seller and Buyer further agree that the acknowledgement of this First Amendment by Escrow Agent is not required for this First Amendment to be binding and effective as between Seller and Buyer.
14.    Successors and Assigns. This First Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

15.    Governing Law. This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with, the laws of the State of New York.

{Signatures appear on the following pages}

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date indicated in the preamble above.

BUYER:
GAHC3 INDEPENDENCE MOB PORTFOLIO, LLC, a Delaware limited liability company

By:      Griffin-American Healthcare REIT III
Holdings, LP, a Delaware limited partnership
Its:       Sole Member

By:      Griffin-American Healthcare REIT
III, Inc., a Maryland corporation
Its:       General Partner

By: /s/ Shannon K S Johnson
Name: Shannon K S Johnson
Title: Chief Financial Officer

[Signature Page to First Amendment – Signatures Continue on Following Pages]

SELLER:
KADIMA MEDICAL PROPERTIES, LLC,
a Delaware limited liability company

By:     /s/ Juda Chetrit
Name: Juda Chetrit
Its:     Co-President

By:     /s/ Joshua Dolgin
Name: Joshua Dolgin
Its: Co-President

[Signature Page to First Amendment – Signatures Continue on Following Page]

The undersigned Escrow Agent acknowledges the foregoing First Amendment:

DATED: 11/10/14	First American Title Insurance Company By: /s/ Kris Klask Name: Kris Klask for Brian Serikaku Its: Escrow Officer

[Signature Page to First Amendment]

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